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                                                                     EXHIBIT 4.4


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                         UNITED STATIONERS SUPPLY CO.,

                                   as Issuer

                            UNITED STATIONERS INC.,

                                 as Guarantor

                                      AND

                             THE BANK OF NEW YORK,

                                  as Trustee


                           ------------------------

                         FIRST SUPPLEMENTAL INDENTURE

                           Dated as of July 28, 1995

                                      to

                                   Indenture

                            Dated as of May 3, 1995

                           -------------------------


                                 $150,000,000

                       12 3/4% Senior Subordinated Notes

                                   due 2005

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          FIRST SUPPLEMENTAL INDENTURE dated as of July 28, 1995, among UNITED
STATIONERS SUPPLY CO., an Illinois corporation (the "Company"), UNITED
                                                     -------
STATIONERS INC., a Delaware corporation ("United"), and THE BANK OF NEW YORK, as
                                          ------
Trustee (the "Trustee").
              -------

          WHEREAS, the Company and United have heretofore executed and delivered to the Trustee an Indenture dated as of May 3, 1995 (the "Indenture") providing
                                                          ---------
for the issuance of $150,000,000 aggregate principal amount of the Company's 12-3/4% Senior Subordinated Notes due 2005 (the "Securities");
                                              ----------

          WHEREAS, the Company, United and the Trustee desire by this First Supplemental Indenture, pursuant to and as contemplated by Section 901(6) of the Indenture, to amend certain provisions therein;

          WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the Boards of Directors of the Company and United; and

          WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                  ARTICLE ONE

                                  AMENDMENTS

          Section 101.   Amendments.  Section 1012(b)(ix) of the Indenture is
                         ----------
hereby amended and restated in its entirety to read as follows:

          "(ix) the payment of dividends or the making of distributions to United, within 90 days of the Closing Date, to the extent that United, within such 90 days, uses such dividends and distributions to redeem or repurchase all or any portion of United's Series B Preferred Stock that is outstanding on the Closing Date

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     (plus any shares of Series B Preferred Stock issued as dividends or accrued and unpaid dividends on such outstanding shares after the Closing Date and prior to such redemption or repurchase); and the purchase by the Company of all or any portion of United's Series B Preferred Stock that is outstanding on the Closing Date (plus any shares of Series B Preferred Stock issued as dividends or accrued and unpaid dividends on such outstanding shares after the Closing Date and prior to such purchase), within 90 days of the Closing Date; provided that the aggregate amount of all such payments by the
           --------
     Company under this clause (ix) shall not exceed $7.0 million."


                                  ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

          Section 201.   Terms Defined.  For all purposes of this First
                         -------------
Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

          Section 202.   Indenture.  Except as amended hereby, the Indenture and
                         ---------
the Securities are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

          Section 203.   Governing Law.  This First Supplemental Indenture shall
                         -------------
be governed by and construed in accordance with the law of the State of New York applicable to contracts to be performed entirely in that State.

          Section 204.   Successors.  All agreements of the Company and United
                         ----------
in this First Supplemental Indenture and the Securities shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

          Section 205.   Multiple Counterparts.  The parties may sign multiple
                         ---------------------
counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

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          Section 206.  Trustee Disclaimer.  The Trustee accepts the amendment
                        ------------------
of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and United, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and United by corporate action or otherwise, (iii) the due execution hereof by the Company and United or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
   Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                      UNITED STATIONERS SUPPLY CO.,
                                       as Issuer



                                      By: /s/ Daniel H. Bushell
                                         ----------------------------
                                             Title: Executive Vice
                                                    President - Chief
                                                    Financial Officer

Attest: /s/ James A. Pribel
       ----------------------------
       Title: JAMES A. PRIBEL
                 TREASURER


                                      UNITED STATIONERS INC.,
                                        as Guarantor



                                      By: /s/ Daniel H. Bushell
                                         ----------------------------
                                             Title: Executive Vice
                                                    President - Chief
                                                    Financial Officer

Attest: /s/ James A. Pribel
       ----------------------------
       Title: JAMES A. PRIBEL
                 TREASURER


                                      THE BANK OF NEW YORK,
                                        as Trustee



                                      By: /s/ Mary La Gumina
                                         ----------------------------
                                         Title:     MARY LA GUMINA
                                               ASSISTANT VICE PRESIDENT

Attest: /s/ Stephen J. Giurlando
       ----------------------------
       Title:  STEPHEN J. GIURLANDO
             ASSISTANT VICE PRESIDENT